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                        AGREEMENT TO ENTER INTO NET LEASE

        THIS AGREEMENT (this "Agreement") made as of this 23rd day of April, 2003 between SPSP Corporation, a Pennsylvania corporation, having an office at 44 West Lancaster Avenue, Suite 110, Ardmore, Pennsylvania 19003 ("SPSP"), Passyunk Supermarket, Inc., a Pennsylvania corporation, having an office at 44 West Lancaster Avenue, Suite 110, Ardmore, Pennsylvania 19003 ("Passyunk"), and Twenty Fourth Street Passyunk Partners, L.P., a Pennsylvania limited partnership, having an office at 44 West Lancaster Avenue, Suite 110, Ardmore, Pennsylvania 19003 ("24th Street"; SPSP, Passyunk and 24th Street are collectively referred to herein as the "Owners"), and Cedar-South Philadelphia I, LLC, a Delaware limited liability company, having an office at 44 South Bayles Avenue, Port Washington, New York 11050 ("Cedar").

                                   WITNESSETH

        WHEREAS, the Owners are the owners of the Property (as herein defined); and

        WHEREAS, the Owners desire to enter into a net lease with Cedar, and Cedar desires to enter into a net lease with the Owners, of all of the Owners' right, title and interest in and to the Property, subject to the terms and conditions of this Agreement.

        NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Owners and Cedar agree as follows:

        1.      Lease and Assignment.

        (a) Owners agree to net lease to Cedar, and Cedar agrees to net lease from Owners, subject to the terms and conditions of this Agreement, all of Owners' right, title and interest in and to all of those certain plots, pieces and parcels of land (the "Land") known by the addresses 2301-11 Oregon Avenue, 2426 South 23rd Street and 2300 W. Passyunk Avenue, Philadelphia, Pennsylvania and are commonly known as South Philadelphia Shopping Plaza, as more particularly described in Schedule A-1, Schedule A-2 and Schedule A-3 attached hereto, together with the buildings and improvements (collectively, the "Building") located on the Land (the Building and Land are hereinafter collectively referred to as the "Premises"), and all of the Owners' right, title and interest, if any, in, to and under (i) all easements, rights of way, privileges, appurtenances, strips, gores and other rights pertaining to the Premises, including, without limitation and without warranty, any existing development rights, (collectively, the "Appurtenances"); (ii) any land in the bed of any street, road, avenue, open or proposed, public or private, in front of or adjoining the Premises or any portion thereof, and any award to be made in lieu thereof and in and to any unpaid award for damage to the Premises by reasons of change of grade of any street occurring after the date of execution and delivery of this Agreement (collectively, the "Adjoining Land"); and (iii) the fixtures, equipment, machinery, furniture, furnishings, appliances, supplies and other items of personal property (and replacements thereof), now owned by the Owners and contained in or on, the Premises (collectively, the "Personalty"). The Land, the Building, the Appurtenances, the Adjoining Land and the Personalty are hereinafter referred to as the "Leased Property".

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        (b)     The Owners agree to assign to Cedar, and Cedar agrees to accept from the Owners, subject to the terms and conditions of this Agreement, all of the Owners' right, title and interest in and to (i) all leases, lettings and licenses with respect to the Premises, and all amendments, modifications, supplements, additions, extensions and renewals thereof (collectively, "Leases"), all subleases under the Leases (the "Subleases") and, except as expressly provided herein, security and other deposits thereunder affecting the Premises (the items set forth in this clause (a) are collectively referred to as the "Lease Documents"); (ii) subject to the provisions of Section 20(c) below, all service agreements, maintenance agreements, supply agreements and any other contracts and agreements affecting the Premises and all income therefrom (collectively, "Contracts"); and (iii) any licenses, permits approvals, and certificates required or used in or relating to the ownership, use, maintenance, occupancy or operation of any part of the Leased Property (the "Licenses").

        (c) The Leased Property, the Lease Documents, the Contracts and the Licenses are sometimes hereinafter collectively referred to as the "Property".

        2. Basic Rent. Contemporaneously with the lease and assignment described in Section 1 above, Cedar shall pay to the Owners, by wire transfer of immediately available Federal funds, the first installment of Basic Rent (as defined in the Lease (as defined below)) due under the Lease in accordance with the terns thereof, subject to apportionments to be made as provided in this Agreement.

        3.      Intentionally deleted.

        4. Permitted Encumbrances. Subject to the terms and provisions of this Agreement, title to the Premises shall be leased by Owner to Cedar, and Cedar shall accept the same subject only to the items set forth on Schedule B attached hereto (collectively, the "Permitted Encumbrances").

        5.      Title Insurance.

        (a) The Owners have delivered to Cedar a title insurance report and commitment (the "Commitment") for a leasehold title insurance policy (the "Title Policy") from First American Title Insurance Company ("First American"). Upon receipt of any updates or revisions to the Commitment, the Owners shall furnish copies thereof to Cedar's attorneys (the Commitment and any updates or revisions thereto are hereinafter collectively referred to as the "Report"). At Closing, the Owners shall be required to remove any exceptions to title which are not Permitted Encumbrances (the "Title Objections"), including, without limitation, all mortgages and all unpaid water charges and real estate taxes (other than real estate taxes that are not yet due and payable).

        (b) First American shall be the sole insurer under the Title Policy; provided, however, that, in the event that First American shall not be prepared at Closing to issue the Title Policy in accordance with the terms of this Agreement that is subject only to the Permitted Encumbrances, and Cedar is unwilling to waive any items which are not Permitted Encumbrances, and if Fidelity National Title Agency ("Fidelity") shall be prepared to issue such a Title Policy, Fidelity shall be the sole insurer under the Title Policy (the company ultimately issuing the Title Policy, the "Title

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Company"). At Closing, Cedar shall pay the costs of the premium and all other costs incurred in connection with obtaining the Title Policy.

        (c) Notwithstanding anything to the contrary contained herein, if the Owners are unable to remove any Title Objections by the Closing Date, the Owners, in order to attempt to remove such Title Objections, may adjourn the Closing to a date no later than thirty (30) days following the scheduled date of Closing set forth in Section 7 hereof. Promptly after the Owners have removed all such Title Objections, if any, the Owners shall reschedule the Closing Date, upon at least three (3) business days prior notice to Cedar (the "New Closing Notice"); provided, however, that if Cedar shall have notified the Owners of any Title Objections which have arisen between the date of the New Closing Notice and the rescheduled Closing Date, the Owners may, by sending Cedar a notice, further adjourn the Closing in order to attempt to eliminate any such Title Objections.

        (d) If the Report discloses judgments, bankruptcies or other returns against other persons having names the same as, or similar to, that of the Owners, the Owners shall deliver to the Title Company, if required by the Title Company, affidavits showing that such judgments, bankruptcies or other returns are not against the Owners in order to induce the Title Company to omit exceptions with respect to such judgments, bankruptcies or other returns. In addition, the Owners shall deliver to the Title Company, if required by the Title Company, all other affidavits customarily required of sellers of property similar to the Premises.

        (e) Notwithstanding anything to the contrary contained herein, the Owners shall cure and remove, at the Owners' cost and expense, (i) any violations assessed against the Premises as of the Closing Date which are not the responsibility of one or more tenants and which may be satisfied by the payment of money, (ii) all fines and penalties that shall have accrued as of the Closing Date with respect to any such violations assessed against the Premises as of the Closing Date, and (iii) any violations assessed against the Premises as of the Closing Date that adversely affect the use of the Premises more than to a de minimis extent for its present use.

        6.      Third Party Reports.

        (a) Cedar shall have until 5:00 P.M. (Eastern time) on May 12, 2003 (the period of time commencing upon the date hereof and continuing through and including such time on such date being herein called the "Third Party Report Period") within which to obtain (i) a Phase I environmental assessment of the Premises certified to Cedar and otherwise satisfactory to Cedar in Cedar's sole and absolute discretion, and (ii) an appraisal of the Premises certified to Cedar, indicating a value of the Premises of at least $38,500,000 and otherwise satisfactory to Cedar in Cedar's sole and absolute discretion (collectively, the "Third Party Reports"). During the Third Party Report Period, the Owners shall provide Cedar and Cedar's consultants with access to the Premises upon reasonable advance notice.

        (b) If, on or before the expiration of the Third Party Report Period, Cedar shall not have received each of the Third Party Reports meeting the requirements of Section 6(a) above, then Cedar shall have the right to terminate this Agreement in accordance with this Section 6. In such case, Cedar shall promptly notify the Owners and Ledgewood Law Firm, P.C., as escrow agent ("Escrowee") under that certain escrow agreement among Cedar, CedarSouth Philadelphia

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II, LLC, the Owners and Escrowee (the "Escrow Agreement") thereof in writing on or before 5:00 P.M. (Eastern time) on the date that the Third Party Report Period shall expire (such notice being herein called the "Termination Notice") that Cedar desires to terminate this Agreement, whereupon the Escrowee shall present the letter of credit being held by Escrowee under the Escrow Agreement (the "Letter of Credit") for payment and pay the proceeds of the Letter of Credit to the Owners, and this Agreement and the obligations of the parties hereunder shall terminate (and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive a termination of this Agreement). In the event that Cedar shall fail to have delivered the Termination Notice to the Owners on or before 5:00 P.M. (Eastern time) on the date that the Third Party Report Period shall expire, Cedar shall be deemed to have agreed that the Third Party Reports are acceptable to Cedar and that Cedar intends to proceed with the transactions contemplated by this Agreement without a reduction in, or an abatement in or credit against, the Basic Rent (and, thereafter, Cedar shall have no further right to terminate this Agreement pursuant to this Section 6).

        7.      Closing Date.

        (a) The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 A.M. on Friday, May 16, 2003, at the office of Escrowee. It shall be a condition to the Closing that (i) the Owners and Cedar shall contemporaneously therewith deliver (or cause to be delivered) to Escrowee the documents and other items referred to in Section 16 below, (ii) the conditions to Closing set forth in Section 19(a) below shall have either been satisfied or waived by Cedar, and (iii) the conditions to Closing set forth in Section 19(b) below shall have either been satisfied or waived by Owners. The date on which the Closing shall take place is hereinafter referred to as the "Closing Date".

        (b) Once the Closing has occurred, Escrowee shall promptly deliver to Cedar all of the deliveries made by Owners pursuant to Section 16(a) below, and promptly deliver to owners all of the deliveries made by Cedar pursuant to
Section 16(b) below.

        8.      Apportionments.

        (a) General. For purposes of this Section 8, the "Proration Date" shall be 11:59 P.M. on the day preceding the Closing so that Cedar shall be deemed to be the net lessee of the Property and therefore entitled to any revenues and responsible for any expenses for the entire day upon which the Closing occurs. The Owners and Cedar shall prepare a schedule of adjustments ("Schedule of Adjustments") prior to the Proration Date. Such adjustments, if and to the extent known and agreed upon as of the Closing, shall be (i) paid by Cedar to the Owners at the Closing (if the prorations result in a net credit to the Owners) or (ii) deducted from the installment of Basic Rent to be paid by Cedar to the Owners at the Closing (if the prorations result in a net credit to the Cedar). Any such adjustments not determined or not agreed upon as of the Closing shall be allocated on a fair and equitable basis as soon as invoices or bills are available, with final adjustments to be made as soon as reasonably possible after the Closing. Any apportionment or proration errors made at the Closing are subject to correction if written notice thereof is given within ninety (90) days after the Closing. Cedar and the Owners shall

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each act promptly and reasonably in connection with determining the prorations under this Section 8. This Section 8 shall survive the Closing.

        (b) Rentals. "Rental" or "Rentals" as used herein includes fixed monthly rentals, additional rentals, percentage rentals, escalation rentals, retroactive rentals, operating cost pass-throughs, utility charges, common area maintenance or management charges, administrative charges, and all other sums and charges payable by tenants under the Leases ("Tenants"). Subject to the provisions of Section 8(c) below, Rentals shall be prorated at the Closing. The Owners shall be entitled to all Rentals accruing on or prior to the Proration Date and Cedar shall be entitled to all Rentals accruing after the Proration Date.

        (c) Delinquent Rentals. Rentals are delinquent when payment thereof is due on or prior to the Proration Date but has not been made by the Proration Date (any such Rentals being "Delinquent Rentals"). Delinquent Rentals shall be prorated between Cedar and the Owners as of the Proration Date. At the Closing, Cedar shall pay to the Owners the Owners' share of any Delinquent Rentals that exist for the month in which the Closing Date occurs. Any Rentals collected by Cedar or the Owners, as the case may be, after the Closing, less any costs of collection (including reasonable attorneys fees) reasonably allocable thereto shall be promptly applied in the following order of priority: (i) first, to Cedar for the month in which the Closing Date occurs, (ii) then, to Cedar for the month or months following the month in which the Closing Date occurs, provided the received Rental is then due and payable, and (iii) then, to the Owners for any period prior to the month in which the Closing Date occurs. Cedar shall use reasonable efforts to collect Delinquent Rentals but shall have no obligation to commence a legal proceeding to collect such sums. Cedar and the Owners agree that any payments due to the Owners or Cedar, as the case may be, as a result of collected Delinquent Rentals shall be payable promptly upon receipt thereof. The parties confirm that all amounts due and payable in respect of Leases which have expired or otherwise terminated prior to the Closing Date shall be the sole property of the Owners and, notwithstanding anything to the contrary contained herein, the Owners may take such actions as they desire to collect such amounts. Notwithstanding the provisions of this Section 8(c) to the contrary, any amount collected by the Owners in connection with any such action shall be retained by the Owners. The Owners and Cedar shall from time to time after Closing, and upon request of the other party, provide the requesting party with reasonably detailed information regarding the status of such party's collection of Delinquent Rentals.

        (d) Taxes and Assessments. All real estate taxes (including business improvement district charges) on the Premises shall be prorated based on the actual current tax bill. If such tax bill has not yet been received by the Proration Date, then Cedar and the Owners shall estimate the real estate taxes based upon Cedar's and the Owners' good faith estimate of the change in the amount of the previous year's tax bill, and Cedar, and the Owners shall after the Closing reprorate the real estate taxes as soon as the actual current tax bill is available. All amounts payable for real estate taxes accruing on or prior to the Proration Date shall be the obligation of the Owners, and all amounts payable for real estate taxes accruing after the Proration Date shall be the obligation of Cedar. Any delinquent taxes on the Premises shall be paid at the Closing by the Owners.

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        (e)     Operating Expenses. The parties acknowledge and confirm that operating expenses are passed-though to Tenants and, accordingly, Owners and Cedar shall not prorate operating expenses at the Closing. Notwithstanding the foregoing, if, as of the Closing Date, Owners have any arrearages with respect to operating expenses, then, to the extent that Cedar, after the Closing, receives from any Tenant a payment (or payments) designated by such Tenant as being on account of operating expenses for the period prior to the Closing Date, Cedar shall promptly pay such amounts to Owners. Cedar shall, at Owners' request, use reasonable efforts to collect any such unpaid pre-Closing operating expense payments, but shall have no obligation to commence any legal proceedings to collect such sums.

        (f) Tenant Security Deposits. Cedar shall be credited with and the Owners shall be debited with the sum of all tenant security deposits (and any interest due to Tenants thereon, less an amount equal to the aggregate of administrative fees that shall have accrued as of the Closing Date that the Owners shall be permitted to retain pursuant to the provisions of each of the Leases and otherwise under law, which amount shall be retained by the Owners) being held by the Owners.

        (g) License and Permit Fees. Periodically recurring governmental fees for transferable Licenses issued in respect of the Premises for the use of any part thereof, if assignable and to the extent assigned, shall be prorated between Cedar and the Owners as of the Proration Date on an accrual basis. The Owners shall be responsible for all amounts due thereunder which accrue on or prior to the Proration Date and Cedar shall be responsible for all amounts which accrue after the Proration Date.

        (h) Ongoing Contracts. Amounts payable under those Contracts, if any, which Cedar shall elect to have remain in effect after the Closing shall be prorated on an accrual basis. The Owners shall be responsible for all amounts due thereunder which accrue on or prior to the Proration Date, and Cedar shall be responsible for all amounts due thereunder which accrue after the Proration Date. The Owners shall pay in full all amounts due under any Unassumed Contracts (as hereinafter defined).

        (i) Leasing Commissions. Cedar shall be credited with, and the Owners shall be debited with, the sum of the leasing commissions set forth on Exhibit A attached hereto (the "Leasing Commissions Schedule"). Cedar shall be responsible for paying such commissions to the respective brokers and Cedar shall indemnify and hold Owner harmless from and against any claims that the brokers set forth on Exhibit A may bring against the Owners after the Closing Date for the payment of the balance of the brokerage commission payable to such broker, provided that Cedar's indemnity shall not exceed, as to the claim of any broker, the amount of the credit that is set forth on Exhibit A for such broker.

        (j) Tenant Improvements. Cedar shall be credited with, and the Owners shall be debited with, the sum of the tenant improvement allowances set forth on Exhibit B attached hereto (the "TI Schedule"). Cedar shall be responsible for paying such tenant improvement allowances to the respective Tenants. If the amount of the tenant improvement allowances that is paid to a Tenant shall be less than the amount of the tenant improvement allowance for such Tenant that is set forth on Exhibit B. Cedar shall promptly remit such excess to Owners.

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        9.      Assessments. If, on the Closing Date, the Premises or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in installments, the Owners shall be required to pay and discharge at Closing any installments then due and payable and all delinquent installments. Any installments of such assessments that are not yet due and payable as of the Closing Date shall be the obligation of Cedar.

        10. Condition of the Property. Except as otherwise provided herein to the contrary, Cedar agrees to accept the Property in its "as is" condition on the date hereof, reasonable wear and tear excepted, and subject to the provisions of Section 11 hereof. Cedar has (i) examined, inspected and investigated to the full satisfaction of Cedar, the physical nature and condition of the Property, (ii) independently investigated, analyzed and appraised the value and profitability of the Property and (iii) reviewed such other documents and materials as Cedar has deemed advisable. Cedar acknowledges that, except as specifically set forth in this Agreement, neither the Owners, nor any real estate broker, agent, employee, servant, consultant or representative of the Owners has made any representations or warranties whatsoever regarding the subject matter of this Agreement or the transaction contemplated hereby, including without limitation, representations as to the physical nature or condition of the Property, zoning laws, building codes, laws and regulations, environmental matters, the violation of any laws, ordinances, rules, regulations or orders of any Governmental Authority, water, sewer or other utilities, rents or other income, expenses applicable to the Property, capital expenditures, leases, existing or future operations of the Property or any other matter or thing affecting or related to the Property or the operation thereof. In executing, delivering and/or performing this Agreement, Cedar has not relied upon and does not rely upon, and the owners shall not be liable or bound in any manner by, express or implied warranties, guaranties, promises, statements, representations or information pertaining to any of the matters set forth above in this Section 10 made or furnished by the Owners or by any real estate broker, agent, employee, servant or any other person representing or purporting to represent the Owners to whomever made or given, directly or indirectly, verbally or in writing, unless such warranties, guaranties, promises, statements, representations or information are expressly and specifically set forth herein.

        11.     Casualty and Condemnation.

        (a) Notwithstanding anything to the contrary implied or provided by law or in equity, if, prior to the Closing, any material portion of the Premises is damaged by fire, the elements or any other casualty or if any material portion of the Premises is taken by eminent domain or otherwise, Cedar shall have the right to terminate this Agreement by written notice to the owners, and Escrowee given by Cedar within fifteen (15) days after Owners shall notify Cedar in writing of such casualty, whereupon the Letter of Credit shall be promptly returned to Cedar, together with a letter from Escrowee to the issuer of the Letter of Credit authorizing the cancellation thereof, and this Agreement and the obligations of the parties hereunder shall terminate (and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive the Closing or a termination of this Agreement). If Cedar does not terminate this Agreement, this Agreement shall remain in full force and effect and the parties shall nonetheless proceed to the Closing in accordance with this Agreement, and all proceeds or awards received by the Owners (after deducting the Owners' actual out-of-pocket cost of collecting the same and any reasonable expenses that the Owners shall have incurred in

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restoring the Premises), or the Owners' rights to such proceeds or awards, from such taking or casualty shall be assigned (by documentation reasonably satisfactory to Cedar and the Owners) by the Owners to Cedar, and the Owners shall pay over to Cedar at the Closing an amount equal to the amount, if any, by which the amount of the deductible under the applicable insurance policy for the Premises that is in effect at the time of such casualty shall be greater than the deductible as of the date of this Agreement, if any, on the applicable insurance policy for the Premises.

        (b) The Owners shall promptly notify Cedar of any such casualty and of any proposed taking. The Owners shall not adjust or settle any claims in connection with any casualty or proposed taking or enter into any construction or other contract for the repair or the restoration of the Premises without Cedar's prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, in the event of a fire or other casualty at the Premises, Cedar's prior consent shall not be required for any action which the owners shall elect to take in order to repair or remediate any condition which poses a danger to the health and welfare of Tenants, their invitees, and/or the general public or as otherwise required by the Tenant Leases.

        (c) In the event there is damage to or destruction of an immaterial part of the Premises by fire or other casualty or a taking of an immaterial part of the Premises, Cedar shall not have the right to terminate this Agreement, all proceeds or awards received by the Owners (after deducting the Owners' actual out-of-pocket cost of collecting the same and any reasonable expenses that the Owners shall have incurred in restoring the Premises), or the Owners' rights to proceeds or awards, from such taking or casualty shall, at the Closing, be assigned (by documentation in form and substance reasonably satisfactory to Cedar and the Owners) by the Owners to Cedar, and the Owners shall pay over to Cedar at the Closing an amount equal to the amount, if any, by which the amount of the deductible under the applicable insurance policy for the Premises that is in effect at the time of such casualty shall be greater than the deductible as of the date of this Agreement, if any, on the applicable insurance policy for the Premises.

        (d) For purposes of this Section 11, a casualty or condemnation shall be deemed material if such casualty or condemnation affects more than fifty percent (50%) of the square footage of the Premises.

        (e) The parties hereby waive the provisions of any statute which provides for a different outcome or treatment in the event of a casualty or a taking.

        12.     Brokers and Advisors.

        (a) The Owners represent and warrant to Cedar that the Owners have not employed, dealt with or negotiated with any broker in connection with this transaction other than Fameco of Conshohocken, PA (the "Broker"). Cedar represents and warrants to the Owners that Cedar has not employed, dealt with or negotiated with any broker in connection with this transaction other than the Broker. Cedar agrees to pay any commission payable to the Broker in connection with this transaction by separate agreement.

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        (b)     The Owners hereby agree to indemnify, defend and hold Cedar harmless from and against any and all claims, losses, liability, costs and expenses (including reasonable attorneys' fees) incurred by Cedar by any broker (other than the Broker), or any other person claiming a commission, fee or other compensation by reason of this transaction, if such broker dealt with or claims to have dealt with the Owners in connection with this transaction.

        (c) Cedar hereby agrees to indemnify, defend and hold the Owners harmless from and against any and all claims, losses, liability, costs and expenses (including reasonable attorneys' fees) resulting from any claim that may be made against the Owners by any broker (including the Broker), or any other person, claiming a commission, fee or other compensation by reason of this transaction, if such broker dealt with or claims to have dealt with Cedar in connection with this transaction.

        (d) The provisions of this Section 12 shall survive the Closing, or if the Closing does not occur, the termination of this Agreement.

        13. Tax Reduction Proceedings. If the Owners have heretofore filed applications for the reduction of the assessed valuation of the Premises and/or instituted certiorari proceedings to review such assessed valuations for any tax years prior to the tax year in which the Closing Date is to occur, Cedar acknowledges and agrees that the Owners shall have sole control of such proceedings, including the right to withdraw, compromise and/or settle the same or cause the same to be brought on for trial and to take, conduct, withdraw and/or settle appeals, and Cedar hereby consents to such actions as the Owners may take therein. Prior to the Closing, the Owners shall not withdraw, compromise or settle any such proceedings for the tax year in which the Closing Date is to occur without the prior written consent of Cedar, which consent shall not be unreasonably withheld or delayed. Any refund or tax savings for any year or years prior to the tax year in which the Closing Date occurs shall belong solely to the Owners. Any tax savings or refund for the tax year in which the Closing Date occurs shall be prorated in accordance with Section 8 hereof between the Owners and Cedar after deduction of reasonable attorneys' fees and other reasonable expenses related to the proceeding. Cedar and the Owners shall each execute all consents, receipts, instruments and documents which may reasonably be requested in order to facilitate settling such proceeding and collecting the amount of any refund or tax savings. Notwithstanding anything contained herein to the contrary, if any tax savings or refund shall create an obligation to reimburse any Tenant under any Lease for Rentals paid, then that portion of such savings or refund equal to the amount of such required reimbursement shall be paid to Cedar, and Cedar shall disburse the same to the applicable Tenant. Cedar shall deliver to the Owners, within six (6) months after receipt of such tax savings or refund, evidence reasonably satisfactory to the Owners that Cedar has made such payments to the Tenants or, if a Tenant is in default in the performance of any of its Lease obligations beyond any applicable notice and cure periods, that Cedar has applied the refund against any amounts that such Tenant owes under its lease, and to the extent that Cedar shall fail to deliver such evidence to the Owners, Cedar shall deliver to the Owners the portion of such refund or tax savings that Cedar would otherwise have paid to such Tenant, and the owners shall disburse the same to the applicable Tenant. The provisions of this Section 13 shall survive the Closing.

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        14.     SEC Filing and Audit Requirements. Upon Cedar's request, for a period of two (2) years after Closing, the Owners shall provide Cedar, without any out-of-pocket expense to the Owners, with copies of, or access to, such factual information as may be reasonably requested by Cedar, and in the possession or control of the Owners, to enable Cedar Income Fund, Ltd. to file Form 8-K and comply with other filing requirements (as specified in Exhibit C attached hereto), if, as and when such filing may be required by the Securities and Exchange Commission (the "SEC"). Without limitation of the foregoing, (i) Cedar or its designated or independent or other accountants may audit the operating statements of the Owners for the Premises, and the Owners shall supply such documentation in their possession or control as Cedar or its accountants may reasonably request in order to complete such audit, and (ii) the Owners shall furnish Cedar with such financial and other information as may be reasonably required by Cedar or its assigns to make any required filings with the SEC or other governmental authority. This obligation shall survive the Closing for a period of two (2) years.

        15.     Representations and Warranties.

        (a) The Owners, jointly and severally, represent and warrant to Cedar that the following are true and correct as of the date hereof and shall be true and correct as of the Closing Date:

                (i) SPSP is a corporation duly organized and validly existing under and by virtue of the laws of the State of Pennsylvania and is in good standing in the State of Pennsylvania. SPSP has all requisite power and authority to execute, deliver and perform the transactions contemplated by this Agreement. SPSP is the owner in fee of certain real property more particularly described in Schedule A-1 attached hereto which constitutes a portion of the Premises.

                (ii) Passyunk is a corporation duly organized and validly existing under and by virtue of the laws of the State of Pennsylvania and is in good standing in the State of Pennsylvania. Passyunk has all requisite power and authority to execute, deliver and perform the transactions contemplated by this Agreement Passyunk is the owner in fee of certain real property more particularly described in Schedule A-2 attached hereto which constitutes a portion of the Premises.

                (iii) 24th Street is a limited partnership duly organized and validly existing under and by virtue of the laws of the State of Pennsylvania and is in good standing in the State of Pennsylvania. 24th Street has all requisite power and authority to execute, deliver and perform the transactions contemplated by this Agreement. 24th Street is the owner in fee of certain real property more particularly described in Schedule A-3 attached hereto which constitutes a portion of the Premises.

                (iv) This Agreement constitutes the legal, valid and binding obligation of the Owners, enforceable against the Owners in accordance with its terms. The Owners have taken all necessary action to authorize and approve the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

                (v) The execution and delivery of this Agreement and the performance by the Owners of their obligations hereunder do not and will not (a) to the Owners' knowledge, conflict with or violate any judgment, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over the Owners or the Property, including, without limitation, the United States of America, the State of Pennsylvania or any political subdivision of either of the foregoing, or any decision or ruling of any arbitrator to which any of the Owners is a party or by which any of the Owners or the Property is bound or affected or (b) violate or constitute a default under any material document or instrument to which any of the Owners is a party or is bound or any of the Owners' corporate formation or governing documents.

                (vi) There are no actions, suits or proceedings (including landlord/tenant or condemnation proceedings) pending or, to the Owners' knowledge, threatened in writing against the Premises, at law or in equity, before any federal, state, municipal or governmental department, commission, board, bureau, agency or instrumentality which could (x) materially adversely affect title to the Premises, (y) if adversely determined, prohibit the Owners from consummating the transactions contemplated hereby, or (z) materially adversely affect the continued use and enjoyment of the Premises for its current use.

                (vii) The Owners have delivered to Cedar copies of the Leases and Subleases, and copies of all related brokerage agreements for which a commission remains due and payable (the "Brokerage Agreements"), which copies are true, correct and complete in all material respects. Exhibit D annexed hereto (the "Schedule of Leases") sets forth a true and complete list of the Leases, Subleases and Brokerage Agreements, which Leases, Subleases and Brokerage Agreements are in full force and effect and have not been amended, except as set forth in the Schedule of Leases. The Owners represent that all security deposits made by Tenants under the Leases and held by or on behalf of the landlord thereunder are cash security deposits, and the Schedule of Leases sets forth the amount of all such security deposits (plus accrued interest thereon, if any, required to be paid to the respective Tenants thereunder). Except as set forth on the Leasing Commissions Schedule and as set forth in the Leases, no leasing commission is now or will hereafter become due or owing in connection with any of the Leases, including, without limitation, in connection with any renewals or extensions of the tern thereof. The rent roll (the "Rent Roll") annexed hereto as Exhibit E is true, correct and complete based upon the current operation of the Premises, the rents set forth on the Rent Roll are the rents currently being collected, and the rents set forth on the Rent Roll were actually collected for the Previous month. All of the material landlord's obligations under the Leases which the landlord is obligated to perform prior to the Closing have or will have been performed.

                (viii) No guarantor of any of the Leases has been released or discharged voluntarily (or, to the best of the Owners' knowledge, either involuntarily or by operation of law) from any obligation related to a Lease. All of the improvements to be constructed by the Owners, if any, contemplated under the Leases or as required therein and in all collateral agreements and plans and specifications respecting same have been completed as so required, and, except as set forth on the TI Schedule, any fees, costs, allowances, advances or other expenses to be paid by the Owners for tenant improvements or tenant finish work have been paid in full. As of the Closing Date, neither the Owners' interest in the Leases nor any of the rentals due or to become due under the Leases will be assigned, encumbered or subject to any liens.

                (ix) The Owners have delivered to Cedar true, correct and complete copies of lease estoppel certificates from all Tenants that were delivered to the Owners in connection with the Owners' proposed refinancing of the existing mortgage loan currently encumbering the Property (collectively, the "Tenant Estoppel Certificates").

                (x) True, correct and materially complete copies of the Contracts have been delivered to Cedar. Exhibit F annexed hereto (the "Schedule of Contracts") sets forth a true and complete list of the Contracts, which Contracts are in full force and effect and have not been amended, except as set forth in the Schedule of Contracts. To the Owners' best knowledge, no party to the Contracts is in default with respect to any of its obligations or liabilities pertaining to the Contracts. Except as set forth on the Schedule of Contracts, all of the Contracts set forth on the Schedule of Contracts may be terminated without penalty or payment by the Owners on no more than thirty (30) days' notice.

                (xi) Except as set forth in the Leases, there are no outstanding options to purchase, rights of first offer, rights of first refusal, warrants, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character, absolute or contingent, to acquire all, or any portion of, the Property.

                (xii) As of the Closing Date, the Personalty will not have been assigned or conveyed to any other party.

                (xiii) The Owners have heretofore delivered to Cedar a copy of the operating expense statement for the 12-month period ending December 31, 2002, a copy of which is attached hereto as Exhibit G (the "Operating Statement"). The Owners have no knowledge of any inaccuracies or omissions contained in the Operating Statement. The operating statement is correct and complete in all material respects.

                (xiv) There are no employment contracts, union contracts, labor leases, pension plans, profit sharing plans or employee benefit plans which relate to the Owners or the Premises, and there are no employees which relate to the Premises.

                (xv) Neither SPSP, Passyunk nor 24th Street is a "foreign person" as defined pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended.

                (xvi) The Owners maintain fire and extended coverage insurance upon the Property as set forth on Exhibit H annexed hereto (the "Existing Insurance"). Copies of certificates evidencing this insurance have been delivered to Cedar, and the insurance evidenced by such certificates is in full force and effect.

        (b) Cedar represents and warrants to the Owners as of the date hereof and as of the Closing Date that:

                (i) Cedar has all the requisite power and authority to execute and deliver this Agreement and to carry out Cedar's obligations hereunder and the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of Cedar, enforceable against Cedar in accordance with its terms. Cedar has taken all necessary action to authorize and approve the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

                (ii) The execution and delivery of this Agreement and the performance by Cedar of its obligations hereunder do not and will not (x) to Cedar's knowledge, conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over Cedar, including, without limitation, the United States of America, the State of Pennsylvania or any political subdivision of either of the foregoing, or any decision or ruling of any arbitrator to which Cedar is a party or by which Cedar is bound or affected or any agreement to which Cedar is a party or, to Cedar's knowledge, binding upon Cedar, or (y) violate or constitute a default under any material document or instrument to which Cedar is a party or is bound.

                (iii) There is no action or proceeding pending or threatened in writing against Cedar which could, if adversely determined, prohibit Cedar from consummating the transactions contemplated by this Agreement.

        (c) The representations and warranties contained in Section 15(a) and Section 15(b) above will survive the Closing for a period of four (4) months, before the expiration of which the party claiming a breach must have notified the other in writing of the alleged breach. Any such claim shall be limited to actual damages (specifically including, without limitation, reasonable attorneys' fees and expenses and court costs) suffered by the claiming party (specifically excluding consequential or punitive damages).

        16.     Deliveries to be made on the Closing Date.

        (a) The Owners' Documents: The Owners, pursuant to the provisions of this Agreement, shall deliver or cause to be delivered to Escrowee on the Closing Date the following instruments, documents and items:

                (i) Two (2) counterparts of the net lease, in the form attached hereto as Exhibit I (the "Net Lease"), duly executed by the Owners, as landlord.

                (ii) Two (2) counterparts of the Memorandum of Lease, in the form attached hereto as Exhibit J (the "Net Lease Memorandum"), duly executed by the Owners, as landlord.

                (iii) Two (2) counterparts of the Guaranty, duly executed by Gary Erlbaum, Steven Erlbaum, and Daniel Neducsin in favor of Cedar, in the form attached hereto as Exhibit K.

                (iv) Two (2) counterparts of the Assignment and Assumption of Leases in the form of Exhibit L attached hereto and made a part hereof (the "Lease Assignment"), duly executed by the Owners.

                (v) Two (2) counterparts of the Assignment and Assumption of Contracts and Permits in the form of Exhibit M attached hereto and made a part hereof (the "Contracts and Permits Assignment"), duly executed by the Owners.

                (vi) Two (2) counterparts of a letter to the Tenants of the Premises in the form attached hereto as Exhibit N, duly executed by the Owners.

                (vii) Two (2) counterparts of the Schedule of Adjustments, duly executed by the Owners.

                (viii) The Owners' Estoppel Certificate (as hereinafter defined).

                (ix) A recordable termination of lease, in form and substance reasonably acceptable to the Owners, Title Company, and Cedar, terminating of record that certain lease originally from Constellation Properties, Inc. to Penn Fruit Co., Inc., dated as of May 15, 1958 and recorded in Deed Book CAB 800 Page 428.

                (x)     Keys to the Building (if any).

                (xi) A duly executed certification as to the Owners' non-foreign status.

                (xii) The consent of the boards of directors and members of the owners authorizing the Net Lease and the transactions contemplated by this Agreement, in form reasonably satisfactory to Cedar and the Title Company.

                (xiii) Originals of all of the Leases in effect on the Closing Date or, to the extent originals are unavailable, photocopies thereof with a certificate executed by the Owners as to the authenticity of such photocopies, together with all leasing and property files and records in connection with the continued operation, leasing and maintenance of the property that shall be in the Owners' possession.

                (xiv) Originals of all of the Contracts that are being assumed by Cedar on the Closing Date or, to the extent originals are unavailable, photocopies thereof with a certificate executed by the Owners as to the authenticity of such photocopies.

                (xv) The Licenses affecting the Premises as of the Closing Date that shall be in the Owners' possession (other than those Licenses that must remain at the Premises).

                (xvi) Copies of the all of the following items that shall be in Owners' possession (to the extent that the same had not been previously delivered to Cedar): (A) all accounting, financial, and other books and records reasonably required for the continued leasing and operation of the Property which are maintained in connection with the current leasing and operation of the Premises, and (B) all building plans and specifications (including "as-built" drawings) with respect to the improvements at the Premises.

                (xvii) Copies of the documents required to be delivered to the Title Company pursuant to Section 5(c) above.

                (xviii) Such other documents, instruments and deliveries as are otherwise required by this Agreement or reasonably required by Cedar in order to consummate the transaction contemplated hereby.

        (b) Cedar's Documents: Cedar, pursuant to the provisions of this Agreement, shall deliver or cause to be delivered to the Owners on the Closing Date the following instruments, documents and items:

                (i) Two (2) counterparts of the Net Lease, duly executed by Cedar, as tenant.

                (ii) Two (2) counterparts of the Lease Memorandum, duly executed by Cedar, as tenant.

                (iii) Two (2) counterparts of the Lease Assignment, duly executed by Cedar.

                (iv) Two (2) counterparts of the Contracts and Permits Assignment, duly executed by Cedar.

                (v) Two (2) counterparts of the Schedule of Adjustments, duly executed by Cedar.

                (vi) The consent of the members of Cedar authorizing the Net Lease and the transactions contemplated by this Agreement, in form reasonably satisfactory to the Owners and the Title Company.

                (vii) Such other documents, instruments and deliveries as are otherwise reasonably required by this Agreement or by the Owners in order to consummate the transaction contemplated hereby.

        17.     Default by Cedar or the Owners.

        (a)     (i)      If all of the conditions to Cedar's performance under
this Agreement shall be satisfied, and Cedar shall default in its obligations under this Agreement, the Owners may terminate this Agreement on written notice to Cedar and Escrowee, whereupon Escrowee shall present the Letter of Credit for payment and pay the proceeds of the Letter of Credit to the Owners, and this Agreement and the obligations of the parties hereunder shall terminate (and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive a termination of this Agreement). Cedar acknowledges that, if Cedar shall default under this Agreement as aforesaid, the Owners will suffer substantial adverse financial consequences as a result thereof. Accordingly, subject to the provisions of Section 17(a)(ii) below, the Owners' sole and exclusive remedy against Cedar shall be the right to retain the proceeds of the Letter of Credit, as and for its sole and full and complete liquidated damages, it being agreed that the Owners' damages are difficult, if not impossible, to ascertain.

                (ii)    Notwithstanding anything to the contrary contained in
Section 17(a)(i) above, in the event that Cedar shall contest the existence of a default by Cedar in its obligations under this Agreement, the Owners shall be permitted to prosecute an action for damages or proceed with any other legal course of conduct in connection therewith and Cedar's liability shall not be limited to the amount of the Letter of Credit, but shall in no event be less than the amount of the Letter of Credit.

        (b) If the Owners shall default hereunder by failing to close or by reason of a breach of a representation or warranty by Owners, Cedar may elect to either (x) terminate this Agreement and direct the Escrowee to return the Letter of Credit to Cedar, together with a letter to the issuer of the Letter of Credit authorizing the cancellation thereof, and Cedar and the Owners shall have no further rights or obligations under this Agreement, except those expressly provided herein to survive the termination of this Agreement, or (y) prosecute an action for specific performance of this Agreement; provided, however, that in the event that the aggregate amount of damages reasonably claimed by Cedar in connection with such default shall be less than $175,000 (1) the existence of such default shall not be a basis for Cedar not to close hereunder, (2) if Cedar shall thereafter close, Cedar shall not be deemed to have waived its right to pursue its remedies under this Agreement, including, without limitation, those remedies set forth in Section 15(c) above as a result of the Owners' default, and (3) if Cedar shall thereafter fail to close hereunder, the provisions of
Section 17(a) hereof shall apply provided, however, if the amount of damage reasonably claimed by Cedar pursuant to Section 17(b) hereof shall be greater than $25,000 and less than $175,000, in such case Escrowee shall only pay to Owners the proceeds of the Letter of Credit (net of the amount of damage reasonably claimed by Cedar) and Escrowee shall pay to Cedar the amount of damage reasonably claimed by Cedar. In the event that Cedar shall prosecute an action for specific performance pursuant to this Section 17(b), the prevailing party in such action shall be entitled to recover as a part of such action the actual out-of-pocket costs and reasonable attorneys' fees incurred by such prevailing party in connection with such action.

        18. Merger. Except as otherwise expressly provided to the contrary in this Agreement, no representations, warranties, covenants or other obligations of the Owners set forth in this Agreement shall survive the Closing, and no action based thereon shall be commenced after the Closing. Except as otherwise expressly provided herein, the delivery of the Net Lease at the Closing, without the simultaneous execution and delivery of a specific agreement which by its terms shall survive the Closing, shall be deemed to constitute full compliance by the parties with all of the terns, conditions and covenants of this Agreement on their part to be performed.

        19.     Conditions to Closing.

        (a) Conditions to Cedar's Obligation to Close. Cedar's obligation to close hereunder shall be subject to the following conditions:

                (i) The Owners shall have performed, satisfied and complied with, or tendered performance of, in all material respects, all of the covenants, agreements and conditions required by this Agreement to be performed or complied with by the Owners on or before the Closing Date.

                (ii) All representations and warranties of the Owners in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

                (iii)   Title to the Premises shall be in accordance with
Section 4 hereof, subject only to such matters permitted by Section 4 hereof.

                (iv) The Owners shall have delivered to Cedar a master estoppel certificate (the "Owners' Estoppel Certificate"), in the form attached hereto as Exhibit P.

                The foregoing obligations of the Owners under this Section 19(a) are for the benefit of Cedar, and Cedar may, in its sole discretion, waive any or all of such conditions and close title under this Agreement without any decrease in, abatement of, or credit against, the Basic Rent.

        (b) Conditions to the Owners' Obligation to Close. The Owners' obligation to close hereunder shall be subject to the following conditions:

                (i) Cedar shall have performed, satisfied and complied with, or tendered performance of, in all material respects, all of the covenants, agreements and conditions required by this Agreement to be performed or complied with by Cedar on or before the Closing Date.

                (ii) All representations and warranties of Cedar in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and as of the Closing Date.

                (iii) Simultaneously with the Closing hereunder, the Owners and Cedar-South Philadelphia II, LLC shall have closed on the transaction contemplated by that certain loan commitment letter attached hereto as Exhibit Q, and such loan shall have been funded.

                The foregoing obligations of Cedar under this Section 19(b) are for the benefit of the Owners, and the Owners may, in its sole discretion, waive any or all of such conditions and close title under this Agreement without any increase in the Basic Rent.

        20.     Prior to Closing.

        (a) Insurance. Until Closing, the Owners or the Owners' agents shall keep the Premises insured against fire and other hazards covered by extended coverage endorsement and commercial general liability insurance against claims for bodily injury, death and property damage occurring in, on or about the Premises in accordance with the Existing Insurance.

        (b) Operation. Until Closing, the Owners or the Owners' agents shall operate and maintain the Property substantially in accordance with the Owners' current practices with respect to the operation and maintenance of the Property, and deliver the Property to Cedar at Closing in its condition as of the date hereof, normal wear and tear and the provisions of Section 11 excepted. The Owners shall not, other than in the ordinary course of operating and managing the Property, remove from the Property any Personalty unless such item shall be replaced with a similar item of comparable quality, utility and value. The Owners shall give Cedar prompt notice of any action, suit or proceeding against the Premises, at law or in equity, before any federal, state, municipal or governmental department, commission, board, bureau, agency or instrumentality which is filed prior to the date of Closing of which the Owners have knowledge.

        (c)     Contracts.

                (i) Between the date hereof and the Closing, the Owners shall have the right to enter into only those Contracts which the Owners reasonably determine are necessary to carry out its obligations under Section 20(b) above, provided that each of such Contracts shall be cancelable on not more than thirty (30) days' written notice (without penalty, unless the Owners agrees to pay any such termination penalty at Closing). If the Owners enter into any such Contract, the Owners shall, within ten (10) days after the full execution of such Contract, provide Cedar with written notice thereof, together with a copy of such Contract, and, unless Cedar, within seven (7) days thereafter, notifies the Owners in writing of Cedar's intention to assume such Contract, the Owners shall terminate such Contract as of the Closing.

                (ii) Prior to the date of this Agreement, Cedar has designated those Contracts which Cedar wishes the Owners to terminate as of the Closing (the "Unassumed Contracts"), as indicated with an asterisk (*) on the Schedule of Contracts. Provided that the Closing occurs hereunder, the Owners shall terminate such Unassumed Contracts effective as of the Closing Date; and provided, further, however, that if an Unassumed Contract cannot be terminated without the payment of a termination fee, the Owners shall pay such termination fee directly to the applicable party under such Unassumed Contract. The provisions of the last sentence of this Section 20(c)(ii) shall survive the Closing.

        (d) Leases. Between the date of this Agreement and the Closing Date, the Owners shall be permitted to (i) execute new Leases, provided that the terns of any such new Leases shall be consistent with the Owners' past practices of leasing space at the Premises and the rents thereunder shall not be less than the projected rents for such spaces that are set forth on the Rent Roll, and
(ii) renew the terms of existing Leases, provided that said renewals shall be pursuant to the exercise of options contained in and in accordance with such existing Leases. In all events, the Owners shall keep Cedar apprised of the actions being taken with respect to new Leases and existing Leases and shall notify Cedar prior to executing any new Leases or renewals of existing Leases. Between the date of this Agreement and the Closing Date, the Owners shall not amend existing Leases other than to renew the terms thereof in accordance with this Section 20(d).

        (e) Alterations. Between the date of this Agreement and the Closing Date, the Owners will not effect or approve any alterations to or in the Premises, other than those alterations performed in the normal course of maintenance and repair of the Premises, or those alterations required by the terms of a Lease.

        (f) Employees. Between the date of this Agreement and the Closing Date, the Owners will not hire any employees in connection with the management, operation or maintenance of the Premises.

        21. Post-Closing Leasing. The parties hereto acknowledge that Store Number 15B and Store Number 15C (containing approximately 7,600 square feet in the aggregate) at the Premises, as more particularly set forth on the plan attached hereto as Exhibit R (the "Vacant Space") are currently vacant. In the event that the Owners shall not have leased the entire Vacant Space pursuant to
Section 20(d) above during the period between the date of this Agreement and the Closing Date, Cedar shall be permitted, during the period commencing on the

Closing Date and ending on the date that shall be the earliest to occur of (i) the date on which Owner delivers to Cedar a Qualifying Lease or Leases (as defined below) for the entirety of the Vacant Space, (ii) the date that Cedar shall have entered into leases for the entirety of the Vacant Space, whether or not such leases meet the requirements of this Section 21, and (iii) the third
(3rd) anniversary of the Closing Date (such period, the "Leasing Period"), to deduct from each monthly installment of basic rent payable under the Net Lease an amount equal to 1/12 of the difference between (1) the product of (x) $18.00, and (y) the number of square feet in the Vacant Space with respect to which Cedar shall not either (A) have entered into a Lease during the Leasing Period, or (B) have been presented a Qualified Lease and (2) the product of (x) the amount, if any, by which the average basic rent per square foot with respect to all leases described in (A) or (B) exceeds $18.00 per square foot, and (y) the number of square feet subject to all leases described in (A) or (B) above (such amount, the "Offset Amount"). During the Leasing Period, the Owners shall be permitted to obtain prospective Tenants for the Subject Spaces and negotiate new leases for the Subject Spaces, provided that the rent under said leases is not less than $18.00 per square foot per annum, and the terms of any such leases are consistent with the Owners' past practices of leasing space at the Premises (a "Qualifying Lease"). In the event that the Owners shall deliver to Cedar a lease meeting the requirements of the immediately preceding sentence which has been signed by the prospective tenant thereunder within three (3) business days after the date that the prospective Tenant shall have executed such lease and delivered same to the Owners, Cedar shall no longer be permitted to deduct the offset Amount with respect to the portion of the Vacant Space that is the subject of such Lease from and after the date that shall be the date that the prospective Tenant shall have executed such lease and delivered same to the Owners. In the event Cedar enters into a lease that does not meet the requirements of this Section 21, Cedar shall no longer be permitted to deduct the offset Amount with respect to the portion of the Vacant Space that is the subject of such lease from and after the date that Cedar has executed such lease. In no event shall the Owners be permitted to execute any leases on Cedar's behalf. In all events, the Owners shall keep Cedar apprised of the actions being taken with respect to new Leases for the Vacant Space and Cedar shall be responsible for the payment of all leasing commissions and tenant improvement allowances with respect to the leasing of the Vacant Spaces. The provisions of this Section 21 shall survive the Closing.

        22. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be (a) in writing, (b) sent either by hand delivery service or by same day or overnight recognized commercial courier service, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice, and (c) deemed to have been delivered on the date of receipt thereof (or the date that such receipt is refused, if applicable).

                To the Owners:            c/o Greentree Properties Corporation
                                          44 West Lancaster Avenue, Suite 110
                                          Ardmore, Pennsylvania  19003
                                          Attention:  Mr. Gary E. Erlbaum
                with a copy to:           Greentree Properties Corporation
                                          44 West Lancaster Avenue, Suite 110
                                          Ardmore, Pennsylvania  19003
                                          Attention:  William Frutkin, Esq.

                with a copy to:           Ledgewood Law Firm, P.C.
                                          1521 Locust Street
                                          Philadelphia, Pennsylvania  19102
                                          Attention:  Richard Abt, Esq.

                To Cedar.                 Cedar-South Philadelphia 1, LLC
                                          44 South Bayles Avenue
                                          Port Washington, New York  11050
                                          Attention:  Mr. Leo Ullman

                with a copy to:           Stroock & Stroock & Lavan LLP
                                          180 Maiden Lane
                                          New York, New York  10038-4982
                                          Attention:  Mark A. Levy, Esq.

                To Escrowee:              Ledgewood Law Firm, P.C.
                                          1521 Locust Street
                                          Philadelphia, Pennsylvania  19102
                                          Attention:  Richard Abt, Esq.

provided, that any notice of change of address of a party listed above shall be effective only upon receipt by the other parties listed above.

        23. Amendments. This Agreement may not be modified or terminated orally or in any manner other than by an agreement in writing signed by all the parties hereto or their respective successors in interest, as the case may be.

        24. Governing Law, Consent to Service. This. Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law. With respect to any claim or action arising hereunder, each party (a) irrevocably submits to the exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania and the United States District Court located in Philadelphia County, and appellate courts from any thereof, and (b) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

        25. No Offer. This document is not an offer by the Owners, and under no circumstances shall this Agreement have any binding effect upon Cedar or the Owners unless and until Cedar and the Owners shall each have executed this Agreement and delivered to each other executed counterparts of this Agreement.

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

        26. Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable as against any person or under certain circumstances, the remainder of this Agreement and the applicability of such provision to other persons or circumstances shall not be affected thereby. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

        27. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute but one and the same instrument.

        28. No Third Party Beneficiaries. The warranties, representations, agreements and undertakings contained herein shall not be deemed to have been made for the benefit of any person or entity other than the parties hereto.

        29. Waiver. No failure or delay of either party in the exercise of any right given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right, or satisfaction of such condition, has expired) shall constitute a waiver of any other or further right nor shall any single or partial exercise of any right preclude other or further exercise thereof or any other right. The waiver of any breach hereunder shall not be deemed to be a waiver of any other or any subsequent breach hereof.

        30. Assignment. Cedar shall have the right to assign Cedar's rights and obligations under this Agreement to an entity in which Cedar Income Fund Partnership, L.P. ("Fund") holds an equity interest and for which Fund is responsible for the day-to-day management and control. Any such assignee shall assume all obligations of Cedar under this Agreement by a written instrument substantially in the form of Exhibit S attached hereto. Except as set forth in this Section 30, Cedar shall not have the right to assign its rights and obligations under this Agreement without the prior written consent of the Owners.

        31. Tax Treatment Non-Confidentiality. Notwithstanding any terms or conditions in this Agreement to the contrary, but subject to restrictions reasonably necessary to comply with federal or state securities laws, any person may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure. The provisions of this Section 31 shall survive the Closing.

        32. Headings. The headings which have been used throughout this Agreement have been inserted for convenience of reference only and should not be construed in interpreting this Agreement. Words of any gender used in this Agreement shall include any other gender and words in the singular shall include the plural, and vice versa, unless the context requires otherwise. The words "herein," "hereof," "hereunder" and other similar compounds of the words "here" when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section. The terms "include" and "including" when used in this Agreement shall each be construed as if followed by the phrase "without being limited to" or "without limitation". As used in this Agreement, the term "business day" shall be deemed to mean any day, other than a Saturday or Sunday, on which commercial banks in Pennsylvania are not required or authorized to be closed for business.

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

        33. Construction. This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto. Each party hereto acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drifting party shall not be applied in connection with the construction or interpretation hereof. Each party has been represented by independent counsel in connection with this Agreement. For purposes of construction of this Agreement, provisions which are deleted or crossed out shall be treated as if never included herein.

        34. Binding Effect. This Agreement is binding upon, and shall inure to the benefit of, the parties and each of their respective successors and assigns, if any.

        35. Waiver of Jury Trial. Each of Cedar and the Owners hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

        36. Litigation. In connection with any litigation arising out of this Agreement, the prevailing party shall be entitled to recover all costs, including reasonable attorneys' fees for services rendered in connection with such litigation, including appellate proceeding and post judgment proceedings.

        37. Section Headings. The headings of the various sections of this Agreement have been inserted only for the purpose of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, expand, explain or restrict any of the provisions of this Agreement.

        38. Incorporation by Reference. The Schedules and Exhibits to this Agreement are incorporated herein by reference and made a part hereof.

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

                IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

                                  OWNERS:

                                  SPSP Corporation

                                  By:  /s/  Gary E. Erlbaum
                                       --------------------
                                       Name:  Gary E. Erlbaum
                                       Title: President

                                  Passyunk Supermarket, Inc.

                                  By:  /s/  Gary E. Erlbaum
                                       --------------------
                                       Name:  Gary E. Erlbaum
                                       Title: President

                                  Twenty Fourth Street Passyunk Partners, L.P.

                                  By:  Twenty Fourth Street Passyunk
                                       Corporation, its general partner

                                  By:  /s/  Marc Erlbaum
                                       -----------------
                                       Name:  Marc Erlbaum
                                       Title: President

                                  CEDAR:

                                  By: Cedar-South Philadelphia I, LLC

                                  By:  /s/  Leo S. Ullman
                                       --------------------
                                       Name:  Leo S. Ullman
                                       Title: President

AGREED AS TO SECTIONS 6(b), 7(b), 11 (a) and 17:

Ledgewood Law Firm, P.C.,
as Escrowee

By:  /s/  Richard J. Abt
     --------------------
     Name:  Richard J. Abt
     Title: Member

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